UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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Form 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 21, 2018

CITADEL EXPLORATION, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54639	27-1550482
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

417 31st Street, Unit A, Newport Beach, CA	92663
(Address of principal executive offices)	(Zip code)

(949) 612-8040
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sale of Debt Securities & Joint Venture Drilling Partnership

On March 16, 2018, Citadel Exploration, Inc. (the "Company") closed a $3,000,000 Senior Secured Debt Facility. With Tranche A funding of $1,750,000. The facility has a one-year term, bears 10% interest and receives one five-year warrant priced at $0.10 per share for every two dollars drawn on the facility. As such the company issued 875,000 warrants upon closing Tranche A. Future draw downs are at the discretion of the lender. This new debt facility retired the Company’s prior bridge loan and is the only debt currently owed by the Company.

The Company has also signed a joint venture to fund two development wells. The JV partner will fund 100% of the working interest and receive 90% of oil sales until pay out, plus 18% return on capital. Once pay out occurs the production reverts to the Company on an 80/20 basis.

No commissions were paid in connection with the private placements.

The issuance of shares of the Company's common stock in the private placement and debt conversion was made in reliance on the private offering exemption of Section 4(2) of the Securities Act of 1933, as amended, and/or the private offering safe harbor provisions of Rule 506 of Regulation D promulgated thereunder based on the following factors: (i) the number of offerees or purchasers, as applicable, (ii) the absence of general solicitation, (iii) representations obtained from each of the investors in the private placement with respect to their status as accredited investors, (iv) the provision of the type of disclosure that registration would provide, and (v) the placement of restrictive legends on the certificates reflecting the shares of common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CITADEL EXPLORATION, INC.

By: /s/ Armen Nahabedian
Armen Nahabedian Chief Executive Officer

Date: March 21, 2018

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